Exhibit No. 99.10
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
July 13, 2005

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                        DECLARES 2 - FOR - 1 STOCK SPLIT

DENVER, COLORADO, July 13, 2005. Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH dental practices announces that its Board of Directors has declared a 2-for-1 stock split of its common stock. The 2-for-1 stock split will be effected as a dividend and will be distributed on August 8, 2005, to shareholders of record at the close of business on August 1, 2005. The stock split will increase the number of shares outstanding from 1,177,995 on June 30, 2005 to 2,355,990.

Fred Birner, Chief Executive Officer said "We believe that the stock split will provide greater liquidity and wider distribution for our shares and will allow the stock to be more accessible and attractive to a broader range of investors".

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of June 30, 2005 the Company managed 56 dental offices, of which 36 were acquired and 20 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680